Exhibit 99.1

Digital Broadband Announces Name Change to Secured Digital Applications, Inc.

    FLEMINGTON, N.J.--(BUSINESS WIRE)--Feb. 2, 2004--Digital Broadband Networks, Inc. (OTCBB:DBBD) today announced that its board of directors have unanimously approved a name change from Digital Broadband Networks, Inc. to Secured Digital Applications, Inc. This name change is effective immediately.
    Effective February 3, 2004 the Company's common stock will trade under the symbol SDGL. The Company also will transfer its website to a new address at www.digitalapps.net. New share certificates in SDGL will be issued as shares of DBBD are surrendered in the ordinary course of business.
    The purpose of this name change is to more accurately reflect the Company's activities in biometrics security, secured shipping and supply chain management services through its newly incorporated subsidiaries such as Secured Shipping Sdn Bhd (formerly Index Quest Sdn Bhd), Asiaco Multi Corporation Sdn Bhd and Temasya Wira Sdn Bhd.
    "We want to ensure that our identity and name accurately reflect what we do. We are moving forward, developing new businesses and expanding our customer base," said Patrick Lim, Chairman and Chief Executive Officer of SDGL.

    About Secured Digital Applications:

    Secured Digital Applications, Inc. (formerly known as Digital Broadband Networks, Inc.) and its subsidiaries are involved in the development, integration and provision of secured shipping and supply chain management service, sale of biometrics security devices and development of Web based interactive multimedia content. The group is also involved in the sale of the EyStar SmartHome Console, broadband modems and IP cameras. For more information about the above products and services, please visit www.digitalapps.net and www.eystar.com.

    Safe Harbor Statement:

    Investors should carefully consider the preceding information, as well as other information contained herein before making an investment in the common stock of the Company. Information contained herein contains forward-looking statements and information that are based upon beliefs of, and information currently available to management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Digital Broadband Networks does not undertake to update, revise or correct any forward-looking statements.

    L.G. Zangani, LLC provides financial public relations service to the Company, As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of moneys, capital stock in the Company, warrants or options to purchase capital in the Company.

    CONTACT: L.G. Zangani, LLC
             Leonardo Zangani, 908-788-9660
             leonardo@zangani.com
             or
             Digital Broadband Networks, Inc.
             Valerie Looi, 011 (603) 7955 4582
             valerie.looi@dbni.net